EXHIBIT 10(c)

DIRECTOR NONQUALIFIED STOCK OPTION

This DIRECTOR NONQUALIFIED STOCK OPTION is granted as of this     th day of                               by QUIXOTE CORPORATION, a Delaware corporation whose principal place of business is located in Chicago, Illinois (“Quixote”), to                              (“Director”).

W I T N E S S E T H:

WHEREAS, on August 16, 2001 the Board of Directors of Quixote adopted a stock option plan for its directors known as the “2001 Non-Employee Directors Stock Option Plan” (the “Director Plan”), and the stockholders of Quixote approved the adoption of the Director Plan on November 14, 2001; and

WHEREAS, on August 17, 2004 the Board of Directors of Quixote adopted an amendment to the Director Plan which was approved by the stockholders on November 18, 2004; and

WHEREAS, Director has satisfied the terms of the Director Plan and is entitled to obtain an option to purchase shares of Quixote’s common stock;

NOW, THEREFORE, this document reflects the terms of the grant of an option to the Director under the Director Plan and all initially-capitilized terms not defined herein shall have the same meaning as in the Director Plan.

1.          Grant of Option.   Subject to the terms and conditions contained herein and in the Director Plan, Quixote hereby grants to Director an option (“Option”) to purchase 5,000 shares of Quixote common stock, par value $.01-2/3 (the “Stock”), to be issued as fully paid and non-assessable upon the exercise hereof and payment therefor, during the period beginning on          [six months from the date hereof] and terminating          [seven years from the date hereof] (such period is hereinafter referred to as the “Term”).  Notwithstanding anything herein to the contrary, and except as provided in paragraph 4 hereof, the Option and all rights granted herein shall terminate and become null and void upon the expiration of seven (7) years from the date hereof.  The Option will not be treated as an “Incentive Stock Option” as defined in Section 422A of the Internal Revenue Code of 1986.

2.          Exercise of Option.  The Option may be exercised by written notice delivered to the Chief Financial Officer of Quixote at 35 East Wacker Drive, Chicago, Illinois 60601, stating that Director desires to exercise the Option to purchase a specific number of shares, which shall not be less than fifty (50) shares, with respect to which the Option is being exercised.  In no case may the Option be exercised for a fraction of a share of Stock.  The purchase price identified in paragraph 3 for the Stock with respect to which the Option is being exercised shall be paid in any one or any combination of the following: (i) in cash, or (ii) by delivering Stock already owned by

Director for at least six months prior to such exercise. Promptly after receipt of written notice and payment, Quixote shall deliver to Director a certificate representing the shares of Stock purchased.  If any law or regulation requires Quixote to take any action with respect to the shares of Stock, then the date for the delivery of such Stock shall be extended for the period necessary to take such action.

3.          Option Price.  The Option purchase price of the Stock shall be $           per share, which price is not less than 100% of the Fair Market Value of the Stock, as computed under the Director Plan.

4.          Conditions Upon Right to Exercise.

(a)  Cessation of Services.  Upon cessation of Director’s service as a Director for a reason other than death, the Option, to the extent it is immediately exercisable on the date of the cessation of services, may be exercised by Director at any time or times in whole or in part until the close of business on the day before the same day of the third month after the Director’s cessation of service; provided however, this extension of the exercise period is subject to the condition that if Director shall have served as a Director for a period of six (6) years or more, the Option shall continue to be exercisable until the close of business on the last business day of the 24th month following such cessation of service.  If the Director dies within such 24-month period, then the Option may be exercised within the 12 month period after his or her death by the person specified in paragraph 4(b) below.  Notwithstanding the foregoing, however, in no event may the Option be exercised after the expiration of the Term, and to the extent the Option is not exercisable on the date of cessation of services, the Option shall expire on that date.

(b)  Death.  Upon the cessation of the Director’s service as a Director by reason of death, the Option shall become immediately exercisable and may be exercised at any time or times in whole or in part not later than the close of business on the last business day of the 12th month following the date of the Director’s death, but in no event after the expiration of the Term, by (i) his/her personal representative, executor, administrator, or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution, (ii) the Director’s beneficiary designated in accordance with paragraph 6 below, or (iii) the then-acting trustee of a trust described in paragraph 6 below to which the Option has been transferred in accordance with such paragraph.

5.          Additional Limits on Right to Exercise.  Unless at the time of any exercise of the Option there is, in the opinion of Quixote’s counsel, a valid and effective registration statement under the Securities Act of 1933, as amended, and an appropriate qualification and registration under applicable state securities law, relating to the Stock, Director hereby agrees, upon exercise of the Option, to represent that he is acquiring the Stock for his own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such Stock and shall give such other representations and covenants to Quixote as may, in the opinion of its counsel, be required.  In the event that any Stock issued is not registered, then Director hereby agrees that the certificates representing the Stock shall bear a restrictive legend, and that stop transfer instructions shall be issued to Quixote’s transfer agent until such time as the Stock is registered.

6.          Transferability Restrictions.  The Option granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however,  that the Director may (a) designate in writing a beneficiary to exercise his Option after the Director’s death, (b) transfer the Option to a revocable, inter vivos trust as to which the Director is both the settlor and trustee and (c) transfer the Option for no consideration to any of the following permitted transferees (each a “Permitted Transferee”): (w) any member of the Immediate Family of the Director to whom such Option was granted, (x) any trust solely for the benefit of the Director and members of the Director’s Immediate Family, (y) any partnership or limited liability company whose only partners or members are the Director and members of the Director’s Immediate Family, or (z) any other transferee approved by the Board of Directors in advance of the transfer; and further provided that: (i) the transfer of the Option shall not be effective on a date earlier than the date on which the Option is first exercisable; (ii) any Permitted Transferee to whom the Option is transferred by Director shall not be entitled to transfer the Option, other than to Director or by will or the laws of descent and distribution; and (iii) the Permitted Transferee shall remain subject to all of the terms and conditions applicable to the Option prior to such transfer.  For purposes of this paragraph 6, “Immediate Family” means, with respect to the Director, such Director’s spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, and shall include relationships arising from legal adoption.

7.          Stockholder Rights and Adjustments to Stock.  Director shall have no rights as a stockholder with respect to any Stock issuable or transferable upon exercise of the Option until the date of issuance of a stock certificate to him for such shares of Stock.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued and all adjustments to the Stock by reason of a stock dividend, merger, consolidation or otherwise, shall be made in accordance with the terms of the Director Plan.  This Option shall not affect in any way the right or power of Quixote to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

8.          Governing Law.  The law of the State of Illinois, except its law with respect to choice of law and except as to matters relating to corporate law (in which case the corporate law of the State of Delaware shall control), shall be controlling in all matters relating to this Option.

9.          Director Plan.  In all respects this Option shall be subject to the terms and provisions of the Director Plan which has been, or is being, provided, or otherwise made available, to Director and is incorporated herein by reference.  Accordingly, the rights of Director under this Option and the shares of Stock which Director may purchase hereunder are subject to certain other restrictions as set forth in the Director Plan.

10.        Securities Law Matters.  Director may be required, after electing to purchase shares pursuant to the Option, as a condition to such purchase, to represent to Quixote that Director has access by reason of such Director’s service with Quixote to sufficient information concerning Quixote to enable Director to evaluate the merits and risks of the prospective investment and has such knowledge and experience in financial and business matters so that Director is capable of evaluating such investment, and that Director is acquiring the shares solely for such Director’s account and will not sell the securities without registration under the Securities Act of 1933 (which Quixote is under no obligation to provide) or exemption therefrom.  Share certificates shall bear such legend as Quixote may deem necessary.